                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of PAREXEL International Corporation for the registration of 238,095 shares of its common stock and to the incorporation by reference therein of our report dated August 14, 2002, with respect to the consolidated financial statements and schedule of PAREXEL International Corporation as of and for the year ended June 30, 2002 included in its Annual Report (Form 10-K) for the year ended June 30, 2002, filed with the Securities and Exchange Commission.

                                                           /s/Ernst & Young LLP
                                                           Ernst & Young LLP
                                                           Boston, Massachusetts
                                                           May 21, 2003